Exhibit 10.1

Third Amendment

to

Fourth Amended and Restated Credit Agreement

Among

Linn Energy, LLC,

As Borrower,

BNP Paribas,

As Administrative Agent,

and

The Lenders Party Hereto

Dated as of June 2, 2010
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Third Amendment to Fourth Amended and Restated Credit Agreement

This Third Amendment to Fourth Amended and Restated Credit Agreement (this “Third Amendment”) dated as of June 2, 2010 (the “Third Amendment Effective Date”) is among Linn Energy, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders that is a signatory hereto; and BNP Paribas, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

R E C I T A L S

A.          The Borrower, the Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of April 28, 2009 (as the same has been amended, modified, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower has requested and the Administrative Agent and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement as more particularly set forth herein.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                    Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement.

Section 2.                     Amendments to Credit Agreement.

2.1           Amendments to Section 1.02.

(a)            The definition of “Agreement” is hereby amended and restated in its entirety to read as follows:

“‘Agreement’ means this Fourth Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and as the same may from time to time be further amended, modified, supplemented or restated.”

(b)            The following new definitions are hereby added to Section 1.02 where alphabetically appropriate as follows:

“‘Acquisition Swap Agreement’ has the meaning assigned such term in Section 9.18(b).”
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“‘Aggregate Exposure’ means, as of any Test Date, the sum of all Exposures with respect to all Acquisition Swap Agreements.”

“‘Exposure’ means, with respect to any Acquisition Swap Agreement as of any Test Date, the amount (expressed as a positive) that would be owed by the Borrower or its Subsidiaries to the applicable counterparty or the amount (expressed as a negative) that would be owed to the Borrower or its Subsidiaries by the applicable counterparty, in each case under such Acquisition Swap Agreement on the immediately preceding Test Date, assuming that a settlement date under such Acquisition Swap Agreement had occurred on such immediately preceding Test Date.”

“‘Minimum Availability Amount’ means an amount equal to the greater of (a) $200,000,000 and (b) if the Aggregate Exposure is a positive number as of the most recent Test Date, 200% of such Aggregate Exposure.”

“‘Target Oil and Gas Properties’ has the meaning assigned such term in Section 9.18(b).”

“‘Termination Event Date’ means, with respect to any Acquisition Swap Agreement entered into in connection with a potential acquisition of Target Oil and Gas Properties (a) the date on which the obligation of the Borrower or one or more of its Subsidiaries to consummate the acquisition of such Target Oil and Gas Properties expires or terminates pursuant to the applicable purchase and sale agreement, (b) the date (which shall not be prior to the expiration of the 120 day period stated in clause 9.18(e)) on which Administrative Agent gives written notice to the Borrower that it has determined in good faith that the acquisition of such Target Oil and Gas Properties will not occur or (c) the date on which the purchase and sale agreement related to such Target Oil and Gas Properties is terminated.”

“‘Test Date’ means the first Business Day of each calendar week; provided, however, that if on the first Business Day of any calendar week the Aggregate Exposure shall exceed $100,000,000, then, for the period commencing on such Test Date to and including the first Business Day of the next succeeding calendar week thereafter on which the Aggregate Exposure shall be less than or equal to $100,000,000, the Aggregate Exposure shall be calculated at the end of each Business Day assuming that a settlement date had occurred on the immediately preceding Business Day.”

“‘Third Amendment’ means that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated as of June 2, 2010 among the Borrower, the Lenders signatory thereto, the Guarantors signatory thereto and the Administrative Agent.”

“‘Third Amendment Effective Date’ has the meaning assigned to such term in the Third Amendment.”
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2.2           Amendment to Section 8.01(d).  Section 8.01(d) is hereby amended by inserting the following at the end of such section:

“In addition, the Borrower shall deliver the items required pursuant to Section 9.18(c) in connection with any Acquisition Swap Agreements.”

2.3           Amendment to Section 9.03.  Section 9.03 is hereby amended by re-lettering Section 9.03(e) as Section 9.03(f) and inserting the following new Section 9.03(e):

“(e)           Liens on cash and securities to secure obligations under Acquisition Swap Agreements as contemplated by Section 9.18(e).”

2.4           Amendment to Section 9.18 (Swap Agreements).  Section 9.18 is hereby amended and restated in its entirety as set forth below:

“Section 9.18         Swap Agreements.

(a)           Neither the Borrower nor any of its Subsidiaries will enter into (or, in the case of Section 9.18(a)(ii) below, permit to exist) any Swap Agreements with any Person other than:

(i)           Swap Agreements in respect of commodities (x) with an Approved Counterparty and (y) the notional volumes for which (when aggregated with the notional volumes under all other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (I) 85% of the reasonably anticipated projected production from Proved Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, for the remainder of the then-current calendar year plus the next two full calendar years succeeding the execution of such Swap Agreement, (II) 70% of the reasonably anticipated projected production from Proved Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, for each month thereafter and (III) the net monthly production from proved, developed producing reserves (regardless of projected production levels) for the calendar month most recently ended prior to such day for which historical production volumes are available, calculated separately for each of crude oil and natural gas.

(ii)          Swap Agreements in respect of interest rates with an Approved Counterparty, which effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed at any time (other than during an Exemption Period) 100% of the then
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outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.

(b)           Notwithstanding anything in Section 9.18(a)(i) to the contrary, the Borrower may enter into commodity Swap Agreements with any Lender or Affiliate of a Lender having notional volumes in excess of the amounts set forth in Section 9.18(a)(i) (such Swap Agreements being “Acquisition Swap Agreements”) in anticipation of the acquisition of Oil and Gas Properties or Equity Interests of Persons owning Oil and Gas Properties in a transaction not prohibited by this Agreement (any such Oil and Gas Properties being referred to herein as the “Target Oil and Gas Properties”) if (x) the Borrower or a Subsidiary has entered into a definitive purchase and sale agreement for such Target Oil and Gas Properties, (y) the tenor of any such Acquisition Swap Agreement does not exceed 60 months from the expected date of closing of such acquisition and (z) the notional volumes hedged pursuant to any such Acquisition Swap Agreement (when aggregated with the notional volumes hedged pursuant to all other Acquisition Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Acquisition Swap Agreements) do not exceed, as of the date such Acquisition Swap Agreement is executed, 100% of the reasonably anticipated projected production from all Oil and Gas Properties constituting Target Oil and Gas Properties as of such date that are identified by the Borrower’s internal engineers as proved reserves for each month during the period during which such Acquisition Swap Agreement is in effect for each of crude oil and natural gas, calculated separately.

(c)           If, as of any Test Date that occurs while one or more Acquisition Swap Agreements are in effect, the Borrower determines that all Acquisition Swap Agreements then in effect (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) have notional volumes in excess of the amounts set forth in Section 9.18(a)(i), then the Borrower shall (1) maintain unused availability under this Agreement in an amount at least equal to the Minimum Availability Amount until such time as the Borrower is in compliance with Section 9.18(a)(i) and (2) furnish to the Administrative Agent, no later than the close of business on such Test Date, a statement of the Aggregate Exposure as of the last preceding Business Day as of which such amount could be calculated.

(d)           The Borrower shall terminate, create off-setting positions, otherwise unwind existing Swap Agreements or take other actions permitted by this Agreement within three (3) Business Days after a Termination Event Date occurs with respect to any Acquisition Swap Agreement to the extent necessary to be in compliance with Section 9.18(a)(i).
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(e)           If the acquisition of any Target Oil and Gas Properties has not been consummated within 120 days of the execution of the related Acquisition Swap Agreements with the effect that the Borrower is not then compliant with Section 9.18(a), then until the earlier of (1) the date such acquisition is consummated or (2) a Termination Event Date, the Borrower shall secure such Acquisition Swap Agreements in an amount not less than the amount of Exposure with respect to such Acquisition Swap Agreements (to the extent such Exposure is a positive number) by pledging to the Administrative Agent for the benefit of the relevant counterparties cash or securities as may be mutually agreed by the Borrower and such swap counterparty(ies).

(f)           If, at any time (other than during an Exemption Period), the Borrower determines that the notional amounts of Swap Agreements in respect of interest rates exceed 100% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate, then the Borrower shall, within thirty (30) days of such determination, terminate, create off-setting positions or otherwise unwind existing Swap Agreements in order to comply with this Section 9.18.

(g)           If, at any time during an Exemption Period, the Borrower determines that the notional amounts of Swap Agreements in respect of interest rates exceed 100% of the outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate calculated on a pro forma basis assuming any relevant acquisition subject of such Exemption Period were funded completely with borrowed money which bears interest at a floating rate, then the Borrower shall, within thirty (30) days of such determination, terminate, create off-setting positions or otherwise unwind existing Swap Agreements such that the notional volumes do not exceed 100% of such pro forma principal amount.

(h)           Notwithstanding anything to the contrary in this Section 9.18, (1) there shall be no prohibition against the Borrower entering into any “put” or “call spread option” contracts or commodity price floors so long as such agreements are entered into for non-speculative purposes and in the ordinary course of business for the purpose of hedging against fluctuations of commodity prices and (2) any “swaption” entered into by the Borrower shall be counted against the sublimits contained in this Section 9.18. for the purpose of hedging against fluctuations of commodity prices.

                (i)            If, after the end of any calendar month, the Borrower determines that the aggregate notional volume of all commodity Swap Agreements for which settlement payments were calculated in such calendar month exceeded the volume caps on reasonably anticipated projected production from Proved Reserves as set forth in Section 9.18(a) for such calendar month or actual net monthly production from proved, developed producing reserves for such calendar month (in each case calculated for each commodity separately), then the Borrower shall, within 30 days of its receipt of the production
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information for such calendar month, terminate, create off-setting positions, otherwise unwind existing Swap Agreements or take other actions permitted by this Agreement (including delivering revised forecasts of anticipated projected production reasonably acceptable to the Administrative Agent) such that, upon the expiration of such 30 day period, the Borrower will be in compliance with the volume caps set forth in Section 9.18(a) (calculated for each commodity separately).”

Section 3.                    Conditions Precedent.  The effectiveness of this Third Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction or waiver by the Lenders of the other conditions provided in this Section 3, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

3.1           Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to the Credit Agreement.

3.2           The Administrative Agent shall have received multiple counterparts as requested of this Third Amendment from the Borrower, the Guarantors and the Majority Lenders.

3.3           No Default or Event of Default shall have occurred and be continuing as of the Third Amendment Effective Date.

Section 4.                    Representations and Warranties; Etc.  Each Obligor hereby affirms (a) that as of the date of execution and delivery of this Third Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the Third Amendment Effective Date (unless made as of a specific earlier date, in which case, such representations and warranties remain true and correct in all material respects as of such earlier date); and (b) that after giving effect to this Third Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents.

Section 5.                    Miscellaneous.

5.1           Confirmation.  The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment.

5.2           Ratification and Affirmation of Obligors.  Each Obligor hereby expressly (i) acknowledges the terms of this Third Amendment, (ii) ratifies and affirms its obligations under each Loan Document to which it is a party, (iii) acknowledges, renews and extends its continued liability under each Loan Document to which it is a party and agrees that its grant of security interest and/or guarantee, as applicable, under the Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness after giving effect to this Third Amendment.
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5.3           Loan Document.  This Third Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.4           Counterparts.  This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.5           No Oral Agreement.  This Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

5.6           Governing Law.  This Third Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.
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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed effective as of the date first written above.

BORROWER:	LINN ENERGY, LLC

	By:	/s/ Mark E. Ellis
Mark E. Ellis
President and Chief Executive Officer

GUARANTORS:	LINN ENERGY HOLDINGS, LLC
LINN OPERATING, INC.
PENN WEST PIPELINE, LLC
MID-CONTINENT HOLDINGS I, LLC
MID-CONTINENT HOLDINGS II, LLC
MID-CONTINENT I, LLC
MID-CONTINENT II, LLC
LINN GAS MARKETING, LLC
LINN EXPLORATION MIDCONTINENT, LLC

	By:	/s/ Mark E. Ellis
Mark E. Ellis
President and Chief Executive Officer

Third Amendment to Fourth Amended and Restated Credit Agreement
Signature Page 1
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BNP PARIBAS, as Administrative Agent and a Lender

By:	/s/ Douglas R. Liftman
Name:	Douglas R. Liftman
Title:	Managing Director

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

CITIBANK, NA, as a Lender

By:	/s/ John F. Miller
Name:	John F. Miller
Title:	Attorney-In-Fact

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sam Yoo
Name:	Sam Yoo
Title:	Assistant Vice President

Third Amendment to Fourth Amended and Restated Credit Agreement
Signature Page 2
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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Director

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ Lucy Walker
Name:	Lucy Walker
Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Doug McDowell
Name:	Doug McDowell
Title:	Vice President
Senior Portfolio Manager

SOCIETE GENERALE, as a Lender

By:	/s/ Cameron Null
Name:	Cameron Null
Title:	Vice President

By:
Name:
Title:

Third Amendment to Fourth Amended and Restated Credit Agreement
Signature Page 3
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BANK OF MONTREAL, as a Lender

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Director

COMERICA BANK, as a Lender

By:	/s/ Paul J. Edmonds
Name:	Paul J. Edmonds
Title:	Vice President

ING CAPITAL LLC, as a Lender

By:	/s/ Charles E. Hall
Name:	Charles E. Hall
Title:	Managing Director

CREDIT SUISSE, AG Cayman Islands Branch as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Vice President

By:	/s/ Lynne-Marie Paquette
Name:	Lynne-Marie Paquette
Title:	Associate

Third Amendment to Fourth Amended and Restated Credit Agreement
Signature Page 4
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COMPASS BANK, as a Lender

By:	/s/ Ann Van Wagener
Name:	Ann Van Wagener
Title:	Vice President

DnB NOR BANK ASA, as a Lender

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Kristin Riise
Name:	Kristin Riise
Title:	First Vice President

UNION BANK, N.A., as a Lender

By:	/s/ Scott Gildea
Name:	Scott Gildea
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Heather W. Kiely
Name:	Heather W. Kiely
Title:	Vice President

Third Amendment to Fourth Amended and Restated Credit Agreement
Signature Page 5
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THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Director

ALLIED IRISH BANKS P.L.C., as a Lender

By:	/s/ David O’Driscoll
Name:	David O’Driscoll
Title:	Assistant Vice President

By:	/s/ Vaughn Buck
Name:	Vaughn Buck
Title:	Director

CAPITAL ONE, N.A., as a Lender

By:	/s/ Matthew L. Molero
Name:	Matthew L. Molero
Title:	Vice President

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ April Varner-Nanton
Name:	April Varner-Nanton
Title:	Director

Third Amendment to Fourth Amended and Restated Credit Agreement
Signature Page 6
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MACQUARIE BANK LIMITED, as a Lender

By:	/s/ Robert McRobbie	Katie Choi
Name:	Robert McRobbie	Katie Choi
Title:	Division Director	Division Director
	Legal Risk Management	Macquarie Bank Limited

Third Amendment to Fourth Amended and Restated Credit Agreement
Signature Page 7
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